Exhibit 10.14

稅務局
印花稅署
香港九龍啟德協調道5號稅務中心1樓

電話號碼 Tel. No.: 2594 3201
傳真號碼 Fax No.: 2519 6740

INLAND REVENUE DEPARTMENT
STAMP OFFICE
1/F, Inland Revenue Centre, 5 Concorde Road,
Kai Tak, Kowloon, Hong Kong.
網址 Web site : www.ird.gov.hk
電郵 E-mail : taxsdo@ird.gov.hk

印花證明書 STAMP CERTIFICATE

此印花證明書是按《印花稅條例》發出，具有與傳統印花相等的法律地位
This stamp certificate is issued under the Stamp Duty Ordinance and has the same legal status as conventional stamp

(此證明書必須夾附於下列文書上，作為已加蓋印花的證明。This certificate must be attached to the instrument shown below as evidence of stamping.)

HONG KONG
印花 香港
$1507
STAMP DUTY PAID

文書編號 Instrument Ref. No.:	1-24-220100-0-0-4
文書性質 Nature of Instrument:	租約 Lease
文書簽立日期 Date of Instrument:	14/11/2023 (日 Day / 月 Month / 年 Year)
每月租金 Monthly Rent:	$25,110.00
年期 Term (如適用 If applicable):	由 From: 16/11/2023 至 To: 15/11/2025
物業地址 Property Address:	Flat/Rm. 4 23/F SAXON TOWER 7 CHEUNG SHUN STREET LAI CHI KOK KL
有關人士姓名及身份 Name and capacity of parties:	**業主 Landlord(s):** (1) ULTIMATE TREASURE LIMITED **租客 Tenant(s):** (1) D & J INDUSTRIES (HONG KONG) CO., LTD.

茲證明上述文書已加蓋印花 / 簽註如下:
This is to certify that the above instrument is stamped / endorsed as below:

印花證明書編號 Stamp Certificate No.	: 24-1-0426658-4
加蓋印花日期 Date of Stamping	: 22/11/2023 (日Day/月Month/年Year)
已付印花稅 Stamp Duty Paid	: $1,507.00
付款方式 Payment Method	:支票 Cheque

印花稅署署長 譚大鵬
TAM Tai-pang
Collector of Stamp Revenue

I.R.C.表格第 3511 號
I.R.C. 3511

你可於 www.gov.hk/estamping 核對此證明書的真確性
You may check the authenticity of this certificate at www.gov.hk/estamping

稅務局
印花稅署
香港九龍啟德協調道5號稅務中心1樓

電話號碼 Tel. No.: 2594 3201
傳真號碼 Fax No.: 2519 6740

INLAND REVENUE DEPARTMENT
STAMP OFFICE
1/F, Inland Revenue Centre, 5 Concorde Road,
Kai Tak, Kowloon, Hong Kong.
網址 Web site : www.ird.gov.hk
電郵 E-mail : taxsdo@ird.gov.hk

印花證明書 STAMP CERTIFICATE

此印花證明書是按《印花稅條例》發出，具有與傳統印花相等的法律地位

This stamp certificate is issued under the Stamp Duty Ordinance and has the same legal status as conventional stamp

(此證明書必須夾附於下列文書上，作為已加蓋印花的證明。This certificate must be attached to the instrument shown below as evidence of stamping.)

HONG KONG
印花 $5 香港
STAMP DUTY PAID

文書編號 Instrument Ref. No.:	1-24-220100-0-1-1
文書性質 Nature of Instrument:	租約 Lease
文書簽立日期 Date of Instrument:	14/11/2023 (日 Day / 月 Month / 年 Year)
每月租金 Monthly Rent:	$25,110.00
年期 Term (如適用 If applicable):	由 From: 16/11/2023 至 To: 15/11/2025
物業地址 Property Address:	Flat/Rm. 4 23/F SAXON TOWER 7 CHEUNG SHUN STREET LAI CHI KOK KL
有關人士姓名及身份 Name and capacity of parties:	**<u>業主 Landlord(s):</u>** (1) ULTIMATE TREASURE LIMITED **<u>租客 Tenant(s):</u>** (1) D & J INDUSTRIES (HONG KONG) CO., LTD.

茲證明上述文書已加蓋印花 / 簽註如下:
This is to certify that the above instrument is stamped / endorsed as below:

印花證明書編號 Stamp Certificate No.	: 24-1-0426659-7
加蓋印花日期 Date of Stamping	: 22/11/2023 (日Day/月Month/年Year)
已付印花稅 Stamp Duty Paid	: $5.00
付款方式 Payment Method	:支票 Cheque

簽註/表明 Endorsement / Denotation:
- 複本或對應本：文書正本已加蓋印花
  Duplicate or Counterpart; Original stamped with:
  $1,507.00

印花稅署署長 譚大鵬
TAM Tai-pang
Collector of Stamp Revenue

I.R.C.表格第 3511 號
I.R.C. 3511

你可於 <u>www.gov.hk/estamping</u> 核對此證明書的真確性
You may check the authenticity of this certificate at <u>www.gov.hk/estamping</u>

THIS AGREEMENT is made the 14th day of November 2023.

BETWEEN

(1)	the pa11y detailed as the Landlord in the Part 1 of the FIRST SCHEDULE (hereinafter called “the Landlord” which expression shall where the context permits include its successors and assigns) of the one part; and

(2)	the party detailed as the Tenant in the Part 2 of the FIRST SCHEDULE (hereinafter called “the Tenant”) of the other part.

WHEREBY IT IS AGREED as follows:-

1	Premises, Term And Rent

The Landlord shall let and the Tenant shall take ALL THAT premise (hereinafter referred to as “the said premises”) forming part of all that building (hereinafter referred to as “the said building”) which said premises and said building are more particularly described and set out in the Part 3 of the FIRST SCHEDULE Together with the use in common with the Landlord and all others having the like right of the entrances staircases landings passages and toilets in the said building in so far as the same are necessary for the proper use and enjoyment of the said premises and except in so far as the Landlord may from time to time restrict such use And Together with the use in common as aforesaid of the lifts service escalators and air cooling services in the said building (if any and whenever the same shall be operating) for the term set out in the Part 4 of the FIRST SCHEDULE (hereinafter referred to as “the said term”) YIELDING AND PAYING therefor throughout such rent and other charges as are from time to time payable in accordance with the provisions set out below which sums shall be payable exclusive of rates, government rent and in advance clear of all deductions and right to set off (whether legal or equitable), the first payment to be made in full by the Tenant on his signing of this Agreement notwithstanding the rent-free petiod (if any) granted hereunder, and thereafter in advance on the first (1st) day of each and every calendar month in respect of which such sums are payable Provided that the second and the last of such payments shall be appo11ioned according to the number of days of the unpaid remainder of the month included in the said term.

2	Tenant’s Obligations

The Tenant to the intent that the obligations hereunder shall continue throughout the said term hereby agrees with the Landlord as follows :-

2.1	Payment of rent

To pay to the Landlord on the days and in the manner herein before provided such rent (exclusive of rates, government rent and all other outgoings) as set out in the Part 5 of the FIRST SCHEDULE (hereinafter referred to as “the said rent”).

2.2	Payment of management and air-conditioning fees

To pay to the Landlord on the days and in the manner hereinbefore provided the management fees from time to time chargeable in respect of the said premises (hereinafter referred to as “the said management fees”), the amount thereof payable at the commencement of the said term is set out in the Part 6 of the FIRST SCHEDULE. At any time during the said term, should the said management fees be increased or other charges legitimately be imposed in respect of the said premises, such increase or other charges so imposed shall be payable by the Tenant Provided that the Landlord shall give at least one (I) month’s notice in writing of such increase or other charges so imposed to the Tenant.

2.3	Payment of rates and government rent

To pay and discharge all rates and government rent taxes assessments duties impositions charges and outgoings whatsoever now or hereafter to be imposed or levied on the said premises or upon the owner or occupier in respect thereof by The Government of the Hong Kong Special Administrative Region or other lawful authority (Property Tax alone excepted). Without prejudice to the generality of this Clause the Tenant shall pay all rates and government rent imposed on the said premises in the first place to the Landlord who shall settle the same with The Government of the Hong Kong Special Administrative Region and in the event of the said premises not yet having been assessed to rates and government rent the Tenant shall pay to the Landlord a sum equal to the rates and government rent which would be charged by The Government of the Hong Kong Special Administrative Region on the basis of a rateable value equal to twelve (12) months’ rent payable by the Tenant on account of the Tenant’s liability under this Clause.

2.4	Form of Payment

To settle and effect payments of the said rent, the said management fees, the rates, the government rent and all other charges payable hereunder in respect of tho said premises in accordance with the direction of the Landlord and if so required by the Landlord, by way of Autopay services provided by member banks of the Hong Kong Association of Banks and such payment shall be credited into the account(s) as the Landlord may from time to time direct.

2.5	Utility charges & deposits

To pay all deposits and charges in respect of water electricity and telephone as may be shown by or operated from the Tenant’s own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the said premises.

2.6	Interest & disconnection of electricity etc.

Without prejudice to any other right or remedy of the Landlord hereunder to pay to the Landlord on demand daily interest at the rate of 15% per annum in respect of any payments to be made to the Landlord hereunder which shall be more than seven (7) days in aJTears and such interest shall be payable from the date upon which such payment in aJTears fell due and not seven (7) days thereafter Provided always that the Landlord shall, in addition to the interest above, be entitled to disconnect or cause to disconnect electricity and/or water and/or air-conditioning supply to the said premises in the event that any payments to be made to the Landlord hereunder shall be more than seven (7) days in arrears and the Tenant shall pay or indemnify the Landlord against all charges and expenses for reconnecting such electricity and/or water and/or air-conditioning supply to the said premises .

2.7	Compliance with Ordinances

To obey and comply with and to indemnify the Landlord against the breach of all Ordinances, regulations, bye-laws, rules and requirements of any governmental or other competent authority relating to the use and occupation of the said premises, or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and without prejudice to the foregoing to obtain any licence approval or pennit required by any governmental or other competent authority in connection with the Tenant’s use or occupation of the said premises prior to the commencement of the Tenant’s business and to maintain the same in force during the currency of the tenancy hereby created and to indemnify the Landlord against the consequences ofa breach of this Clause.

2.8	Fitting out

2.8.1	To fit out the said premises at its own costs and expenses and before the commencement of any fitting out works or other decoration refurbishing or renovation works or repairs which are the responsibility of the Tenant hereunder, and at its own costs and expenses to prepare and submit to the Landlord and the Manager of the Building (“the Manager”) for approval suitable drawings plans and specifications of the works to be carried out by the Tenant (hereinafter collectively called “the Tenant’s Plans”).

2.8.2	Upon submission of the Tenant’s Plans to pay to the Landlord or the Manager a fitting out deposit and a vetting fee and if the Tenant’s Plans are subsequently amended or modified whether pursuant to the request of the Landlord or the Manager or otherwise, to pay to the Landlord or the Manager such further vetting fees as may be demanded by the Landlord or the Manager.

2.8.3	The Landlord’s or the Landlord’s agent’s or representative’s approval of plans drawings specifications or calculations contained in the Tenant’s Plans shall not constitute any implication representation or certification by the Landlord that the Tenant’s Plans are in compliance with any codes ordinances and other regulations and the Landlord’s approval thereof shall be without prejudice to the right of the Landlord to require the Tenant to stop, remove, or dismantle at the cost of the Tenant any Tenant’s works which, in the opinion of the Landlord, may prejudice the safety or security of the Building or any part thereof, or may contravene any ordinance, regulation, rule or requirement of any governmental or competent authotity. In instances where more than one standard may be applicable in approving the Tenant’s Plans, the sttictest standard shall apply.

2.8.4	Not to commence any fitting-out decoration refurbishing renovation or repair works before receiving notice in writing from the Landlord that such works may be commenced and thereafter to commence such works as soon as practicable and carry such works to completion expeditiously.

2.8.5	To comply with and observe such rules and regulations relating to fitting out works as the Landlord and or the Manager may from time to time determine.

2.8.6	To ensure that all works are carried out strictly in accordance with the Tenant’s Plans as approved by the Landlord and in a good and proper workmanlike fashion using good quality materials and without causing any damage to any part of the said building or any disturbance or annoyance to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.

2.9	Good repair and interior

To keep all the interior of the said premises including the flooring and interior plaster or other finishing material or rendering to walls floors and ceilings of the said premises and the Landlord’s fixtures and fittings therein and all additions (whether of the Landlord or the Tenant) thereto including all doors windows glass mechanical and electrical installations and wi1ing light fittings suspended ceilings fire fighting apparatus and air-conditioning plant and ducting in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly cleaned painted and decorated and so to maintain the same at the expense of the Tenant, and to deliver up the same to the Landlord at the expiration or sooner dete1mination of the said term in like condition.

2.10	Replacement and condition of windows/glass

2.10.1	To pay to or reimburse the Landlord the cost of replacing all broken or damaged windows/glass whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

2.10.2	To keep all windows closed and locked save in emergency such as fire or breakdown of the air-conditioning system and the reasonable extent necessary to enable the Tenant to clean the same.

2.11	Repair and electrical installations

To repair or replace or to obtain all the necessary certificates if so required by the appropriate company or authority under the terms of the Electricity Ordinance (Cap. 406) or any statuto1y modification or re-enactment thereof or regulations made thereunder by duly authorised contractor, statutory undertaker or authority as the case may be all the electricity wiring installations and fittings within the said premises and the wiring from the Tenant’s meter or meters to and within the same.

2.12	Good repair of toilets & water apparatus

At the expense of the Tenant to maintain all toilets and water apparatus as are located within the said premises (or elsewhere if used exclusively by the Tenant his employees invitees and licensees) in good clean and tenantable state and in proper repair and condition at all times during the said term to the satisfaction of the Landlord and in accordance with the regulations of the Public Health or other government authority concerned.

2.13	Cleaning & cleaning contractors

To keep the said premises including all intemal glass, windows and lights at all times in a clean and sanitary state and condition, and for the better observance hereof to employ as cleaners of the said premises only such persons or firms as may be approved by the Landlord. Such cleaners shall be employed at the expense of the Tenant.

2.14	Cleansing of drains

To pay on demand to the Landlord the cost incurred by the Landlord in cleansing and clearing any of the drains choked or stopped up owing to improper or careless use by the Tenant or his employees invitees or licensees.

2.15	Entry and inspection by Landlord

To permit the Landlord its agents and all persons authorised by it with or without workmen or other and with or without appliances at all reasonable times to enter upon the said premises:-

2.15.1	To view the condition thereof and upon prior notice to the Tenant to take inventories of the fixtures and fittings therein and to cany out any work or repair required to be done Provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if need to be; and

2.15.2	To inspect erect use maintain or replace water or electric pipes, drains, wmng, ducting, meters and conduits which are in or passing through the said premises whether or not they are serving the said premises exclusively.

2.16	Repair on receipt of notice

To make good all defects and wants of repair to the said premises for which the Tenant may be liable within the space of fourteen (14) days from the receipt of written notice from the Landlord to amend and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord to enter upon the said premises and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

2.17	Informing Landlord of damage

To give prompt notice to the Landlord or its agent of any damage that may be suffered to the said premises and of any accident to or defects in the water and gas pipes (if any), electrical wiring, fittings, fixtures or other services or facilities within the said premises.

2.18	Protection from typhoon

To take all reasonable precautions to protect the interior of the said premises from storm or typhoon damage.

2.19	Indemnification of Landlord

To be wholly responsible for any damage or injwy caused to any person whomsoever directly or indirectly through the sub-standard workmanship defective or damaged condition of any part of the interior of the said premises or any machinery or plant or any fixtures or fittings therein for the maintenance and repair of which the Tenant is responsible hereunder or in any way owing to the spread of fire or smoke or the overflow of water from the said premises or any part thereof or through the act default or neglect of the Tenant his servants agents licensees or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto.

2.20	Air-conditioning of premises by Tenant

Where any plant machinery or equipment or ducting for cooling or circulating air is installed in or about the said premises and to the extent of the Tenant’s control over the same, to at all times use and regulate the same to ensure that the air-conditioning plant is employed to best advantage in the conditions from time to time and without prejudice to the generality of the foregoing, to clean operate and maintain such air-conditioning plant or ducting within the said premises as the Landlord may reasonably dete1mine to ensure a reasonably uniform standard of air cooling or conditioning throughout the said building.

2.21	Refuse & garbage removal

To be responsible for the removal of refuse and garbage from the said premises to such location as shall be specified by the Landlord or the Manager from time to time and to use only that type of refuse container as is specified by the Landlord or the Manager from time to time. In the event of the Landlord or the Manager providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the use for such service provided by the Landlord or the Manager shall be at the sole cost of the Tenant.

2.22	Service entrances

To load and unload goods only at such times and through such entrances and by such services lifts (if any) as shall be designated by the Landlord or the Manager for this purpose from time to time.

2.23	Common areas

To pay to or reimburse the Landlord the cost of any damage caused to any part of the common areas of the said building occasioned by the Tenant his licensees employees agents or contractors or any other person claiming through or under the Tenant.

2.24	Contractors employees invitees & licensees

To be liable for any act default negligence or omission of the Tenant’s contractors employees invitees or licensees as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith.

2.25	Directory boards

To pay to the Landlord immediately upon demand the cost of affixing repairing or replacing as necessary the Tenant’s name in lettering to the directory boards at the said building.

2.26	Regulations

To obey and comply with such Regulations as may from time to time be made or adopted by the Landlord in accordance with Clause 6.6.

2.27	Security system

2.27.1	To ensure that the Tenant’s own security system within and at the entrance of the said premises is at all times compatible with and linked up to the security system (if any) for the said building provided and operated by the Manager.

2.27.2	To ensure at all times that all fire alarms, fire fighting equipment, roller shutters (if any) and other equipment for security purposes (if any) in the said premises shall not be disrupted, interrupted, damaged or caused to be defective through the act, default or neglect of the Tenant, his servants, agents, licensees or customers.

2.28	Vibration absorbers

To mount and equip any machinery liable to produce vibration and every part thereof with anti vibration absorbers and anti-dumping absorbers of such types and designs as first approved of in writing by the Landlord or the Landlord’s architect and shall comply with all directions and orders of the Landlord for eliminating and reducing vibrations and dumping produced by the operation and running of any of the machinery installed at the said premises.

2.29	Yielding up of premises & handover

At the expiration or sooner determination of the said term quietly to yield up the said premises with vacant possession and the Tenant shall at the Landlord’s discretion either:-

2.29.1	reinstate and remove all fixtures and fittings installed in the said premises by or on behalf of the Tenant and all additions erections alterations and improvements which the Tenant and any predecessor in title may have made to the said premises with or without the consent of the Landlord and to make good all damage caused by their removal (and to deliver the said premises in “bare shell” condition with the original design of fittings and fixtures of the said premises); or

2.29.2	leave all fixtures and fittings which have been affixed to the said premises by the Tenant and which have become pa11 of the said premises (except trade fixtures and fittings the Tenant making good all damage caused by the removal thereof) and all additions erections alterations and improvements which the Tenant and any predecessor in title may have made to the said premises with or without the consent of the Landlord, in either case in the state of repair and decoration in which they should be having regard to the Tenant’s agreements and obligations contained in the Agreement and generally in accordance with the terms of this Agreement and to deliver to the Landlord all keys to the said premises.

3	Landlord’s Obligations

The Landlord agrees with the Tenant as follows :-

3.1	Quiet enjoyment

To pem1it the Tenant duly paying the said rent, the said management fees, the rates and government rent on the days and in manner herein provided for payment of the same and observing and perfo1ming the agreements stipulations te1ms conditions and obligations herein contained, to have quiet possession and enjoyment of the said premises during the said term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

3.2	Property tax

To pay Property tax attributable to or payable in respect of the said premises.

3.3	Air-conditioning .

3.3.1	To provide and maintain for the said premises during the normal business hours (as defined in the Part 9 of the FffiST SCHEDULE under the designation “the said normal business hours”) an air cooling service whenever the same shall be operating.

3.3.2	To in its absolute discretion supply the Tenant with an air cooling service during hours outside the said normal business hours upon request being made by the Tenant to the Landlord. The cost for such additional hours of air cooling service shalf be detennined by the Landlord and notified to the Tenant from time to time and shall be paid by the Tenant to the Landlord with the said rent and other charges payable under this Agreement and shall be recoverable by the Landlord as part of the said management fees.

4	Restriction And Prohibitions

The Tenant shall hereby agrees with the Landlord as follows :-

4.1	Installation & alterations

4. I. I	Not without the previous written consent of the Landlord to install or use in the said premises any air-conditioning plant, machinery or equipment other than those already installed nor to erect install or alter any fixtures partitioning or other erection or installation in the said premises or to make suffer or pe1mit to be made any alterations or additions to the mechanical or electrical wiring installation air-conditioning plant or ducting (if any) and lighting fixtures or any part thereof nor without the like consent to install or permit or suffer to be installed any equipment apparatus or machinery (including any safe) which imposes a weight on any part of the flooring in excess of that for which it was designed or the operation of which exceeds the designed live load or required any additional electrical main wiring or consumes electricity not metered through the Tenant’s separate meter. The Landlord shall be entitled to prescribe the maximum weight and pe1mitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and matetial to distribute the weight as the Landlord may deem necessaiy and to prescribe the maximum live load of the electrical main or wiring.

4.1.2	To observe and comply with the requirements provided in Clauses 2.8.5 and 2.8.6 in canying out any approved work hereunder.

4.1.3	Any fees or expenses incuJTed by the Landlord in connection with the giving of consents and approval hereunder shall be borne by the Tenant.

4.2	Metal grille or shutter

Not to erect affix install or attach in/on/at the door(s) or entrance(s) of the said premises any metal grille or shutter or gate which shall in any way contravene the regulations of the Fire Services Department or other competent authority concerned from time to time in force and/or which may in any way impede the free and unintenupted passage over through and along any of the entrances, staircases, landings, passages, lifts, lobbies or other parts of the said building in common use.

4.3	Injury to main walls

Not without the previous written consent of the Landlord to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows glass walls beams structural members or other part of the fab1ic of the said premises.

4.4	Alterations to exterior

Not to affix anything or paint or make any alteration whatsoever to the exterior of the said premises.

4.5	Noise

Not to cause or produce or suffer or pe1mit to be produced on or in the said premises any sound or noise (including sound produced by broadcasting from rediffusion, television, radio and any apparatus or instrument capable of producing or reproducing music and sound) or other acts or things in or on the said premises which is or are or may be a nuisance or annoyance to the tenants or occupiers of adjacent or premises or to users and customers of the same or to the Landlord.

4.6	Signs

Not to exhibit or display on or affix to the exterior of the said premises or to/through any windows or curtain walls of the said premises any flagpoles aerials writing sign signboard or other device whether illuminated or not which may be visible from outside the said premises nor to affix any flagpoles aerials wiring sign sih’llboard or other device in at or above any common area lobby landing or corridor of the said building Provided always that the Tenant shall be entitled to have his name of business displayed in lettering and/or characters to a design and standard of workmanship approved by the Landlord on a signboard upon such part of the front of the said premises as may be designated by the Landlord. If the Tenant can-ies on business under a name other than his own name he shall be entitled to have that name displayed as aforesaid but the Tenant shall not be entitled to change the business name without the previous written consent of the Landlord and without prejudice to the foregoing the Landlord may in connection with any application for consent under this Clause require the Tenant to produce such evidence as it may think fit to show that no breach of Clause 4.18 has taken place or is about to take place.

4.7	Auctions & sales

Not to conduct or petmit any auction fare bankruptcy close out or similar sale of things or properties of any kind to take place on the said premises.

4.8	Illegal immoral or improper use

Not to use or cause pe1mit or suffer to be used any part of the said premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.

4.9	Touting

Not to permit any touting or soliciting for business or distributing of any pamphlets notice or advertising matter outside the said premises or anywhere within the said building by any of the Tenant’s servants agents or licensees.

4.10	User

Not to use the said premises for any purpose other than the user (“hereinafter refen-ed to as “the said user”) as set out in the Part 8 of the FIRST SCHEDULE and in compliance with the Deed of Mutual Covenant and Occupation Permit of the said building and in particular but without prejudice to the generality of the foregoing, not to use or allow the said premises or any part thereof to be used as domestic premises within the meaning of any ordinance for the time being in force or as sleeping quarters.

4.11	Sleeping or domestic use

Not to use the said premises or any part thereof as sleeping quai1ers or as domestic premises within the meaning of any Ordinance for the time being in force or to allow any person to remain on the said premises overnight unless with the Landlord’s prior pennission in writing.

4.12	Manufacture & storage of merchandise

Not to use the said premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than stock reasonably required in connection with the Tenant’s business can-ied on therein nor to keep or store or cause or permit or suffer to be kept or stored any hazardous or dangerous goods within the meaning of the Dangerous Goods Ordinance (Cap. 295) and the regulations thereunder or any statutory modification or re-enactment thereof.

4.13	Obstructions in passages

Not to place or leave or suffer or permit to be placed or left by any contractor employee invitee or licensee of the Tenant any boxes furniture articles or rubbish in the entrances or any of the staircases passages or landings of the said building used in common with other tenants or the Landlord or otherwise encumber the same. All removals or the can-ying in or out of furniture or bulky matter of any description must be done by the service lifts (if any) and take place after the said normal business hours (as defined in the Part 9 of the FIRST SCHEDULE) and during the hours which the Landlord or its agents may detem1ine from time to time. The Landlord reserves the right to exclude goods from the said building which may violate such Regulations made under Clause 6.6 or any provisions contained in this Agreement.

4.14	Parking and loading outside the premises

Not to park or obstruct or otherwise use nor permit to be parked or obstructed or otherwise used by any employee agent contractor invitee or licensee of the Tenant those areas of the said building allocated to parking or to movement of or access for vehicles or designated as loading/unloading areas other than in accordance with the regulations made from time to time by the Landlord and or the Manager.

4.15	Goods & merchandise outside premises

Not to place expose or leave or permit to be placed exposed or left for display sale or otherwise any goods or merchandise whatsoever upon or over the ground outside the said premises.

4.16	Preparation of food & prevention of odours

Not to prepare or permit or suffer to be prepared any food in the said premises or to cause or pennit any offensive or unusual odours to be produced upon or emanate from the said premises.

4.17	Animals, pets & infestation

Not to keep or permit or suffer to be kept any animals or pets inside the said premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the said premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant at the Tenant’s cost to employ such pest extermination contractors as the Landlord may nominate and at such intervals as the Landlord may direct.

4.18	Sub-letting, assigning

Not to assign underlet or otherwise part with the possession of the said premises or any part thereof in any way whether by way of sub-letting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the said premises or any part thereof inespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the said premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the said premises on notice to that effect from the Landlord. The tenancy hereby created shall be personal to the Tenant named in the Part 2 of the FIRST SCHEDULE and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause:-

4.18.1	In the case of a Tenant being a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

4.18.2	In the case of a Tenant being an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the said premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

4.18.3	In the case of a Tenant being a corporation any take-over reconstruction amalgamation merger voluntaiy liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

4.18.4	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same.

4.18.5	The change of the Tenant’s business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion.

4.19	Breach of Government lease

Not to cause suffer or permit any contravention of the provisions of the Government lease (as varied or modified by any subsequent modification(s) thereof) under which the Landlord holds the said premises and to indemnify the Landlord against any such breach.

4.20	Breach of Deed of Covenant or Management Agreement

Not to omit or permit or suffer anything to be done any act deed matter or thing whatsoever which shall amount to a breach or non-observance by the Landlord of any of the covenants and provisions in the Deed of Mutual Covenant and/or Management Agreement (if and when the same shall come into operation) relating to the said building of which the said premises form part so far as they relate to the said premises and to indemnify the Landlord against the breach non observance or non-performance thereof. It is also expressly declared and agreed by the parties hereto that the Landlord sAall be at full liberty at any times hereafter to enter into such forms of Deed of Mutual Covenant and/or Management Agreement with the owners of the said building or such other parties as the Landlord shall think fit to define their respective rights and obligations of and in the Land (as defined in the Part 3 of the FIRST SCHEDULE) and the said building and to make provision for the management of the said building.

4.21	Breach of insurance policy

Not to cause or suffer or permit to be done any act or thing whereby the policy or policies of insurance on the said premises against damage by fire or liability to third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premia thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premia thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.

4.22	Prohibited names

Not to name or include in the name of the business or company operated by the Tenant the name “Saxon Tower “ or any name similar thereto and not at any time to change the name of the business or company to include any such name as aforesaid.

5	Exclusion Of Landlord’s Liabilities

It is hereby further expressly agreed and declared that the Landlord, the Landlord’s parent company, any subsidia1y of the Landlord’s parent company and/or any subsidiary of the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever :-

5.l	Lifts, air-conditioning, utilities

In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown of the lifts escalators and air-conditioning system, electric power and water supplies, or any other service provided in the said building, or

5.2	Fire & overflow of water

In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the said building, or

5.3	Security

For the security or safekeeping of the said premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the said premises or any contents therein and the responsibility for the safety of the said premises and the contents thereof shall at all times rest with the Tenant, nor shall the said rent and other charges hereinbefore mentioned or any pa1i thereof abate or cease to be payable on account of any of the foregoing.

6	Other Provisions

It is hereby expressly agreed and declared as follows :-

6.l	Suspension of rent in case of fire etc.

If the said premises or the said building or any pa1i thereof shall at any time during the tenancy hereby created be destroyed or damaged or become inaccessible owing to fire water storm typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord so as to render the said premises unfit for commercial use or inaccessible and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if any time during the continuance of the tenancy hereby created the said premises or the said building shall be condemned as a dangerous structure or a demolition order or closure order shall become operative in respect of the said premises or the said building then the said rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall after the expiration of the then cmTent month be suspended until the said premises or the said building shall again be rendered accessible and fit for commercial use Provided that should the said premises or the said building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after six (6) months from the occunence of such damage or destrnction or order give to the other of them notice in writing to determine the tenancy hereby created and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destrnction or damage or order or of the said premises becoming inaccessible or unfit for commercial use but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent and other charges payable hereunder p1ior to the coming into effect of the suspension. Nothing in this Clause shall be construed as requiring the Landlord to repair or reinstate the said premises if in its opinion it is not reasonably economical or practicable so to do.

6.2	Default

If the said rent and/or the said management fees and/or any other charges payable hereunder or any part thereof shall be in arrears for seven (7) days after the same shall have become payable (whether fo1mally or legally demanded or not) or if the Tenant shall suspend business without the Landlord’s prior consent or if there shall be any other breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall become bankrupt or being a corporation go into liquidation (save for the purposes of amalgamation or reconstiuction) or if the Tenant shall suffer execution to be levied upon the said premises or otherwise on the Tenant’s goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the said premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely dete1mine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Agreement. All costs and expenses incurred by the Landlord in demanding payment of the said rent and the said management fees and other charges aforesaid (if the Landlord elects to demand) or the extent of any loss to the Landlord arising out of this Clause shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder. A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord hereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual physical entry on the part of the Landlord.

6.3	Acceptance of rent

The acceptance of any rent or other charges payable by the Tenant hereunder by the Landlord hereunder shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

6.4	Acts of employees invitees & licensees

For the purposes of this Agreement any act default neglect or omission of any guest visitor servant contractor employee agent invitee or licensee of the Tenant shall be deemed to be the act default neglect or omission of the Tenant.

6.5	Distraint

For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap. 7) and of this Agreement, the rent payable in respect of the said premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

6.6	Regulations

6.6.1	The Manager of the said building shall be entitled from time to time and by notice in writing to the Tenant to make introduce subsequently amend adopt or abolish if necessary such Regulations (hereinafter referred to as “the Regulations”) as it may consider necessary for the proper operation and maintenance of the proper operation and maintenance of the said building.

6.6.2	The Regulations shall be supplementary to the tem1s and conditions contained in this Agreement and shall not in any way derogate from such te1ms and conditions. In the event of conflict between the Regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

6.6.3	The Landlord shall not be liable for any loss or damage however caused arising from any non-enforcement of the Regulations or non-observance thereof by any third party.

6.7	Sale and Redevelopment

If the Landlord resolves to sell, redevelop, re-build or refurbish the said premises thereof then in such event the Landlord shall be entitled to give not less than 6 calendar months’ notice in writing to expire at any time to terminate this Agreement, and immediately upon the expiration of such notice this Agreement shall be te1minated and the Tenant shall deliver vacant possession of the said premises to the Landlord but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the covenants restrictions stipulations or conditions herein contained. On the expiration of such notice and provided that the Tenant has duly paid the rent and other payments and observed and performed all the terms and conditions contained in this Agreement. The Tenant shall not be entitled to claim against the Landlord for any damages or compensation whatsoever arising from or incidental to the tem1ination pursuant to this Clause.

7	Tenant’s Deposit

7.1	Amount of deposit

During the said term the Tenant shall deposit and maintain with the Landlord a sum (hereinafter referred to as “the said deposit”) equal to three (3) months’ rent and management fees.

7.2	Increase in deposit

If at any time during the currency of this Agreement the aggregate of the said rent and the said management fees then payable shall exceed the aggregate amount already paid by the Tenant on account of the said deposit, the Tenant shall fo11hwith pay to the Landlord such fu11her sum(s) as will be necessary to maintain the said deposit at three (3) months’ rent and management fees.

7.3	Forfeiture of or deduction from deposit

The said deposit is paid to the Landlord to secure the due observance and perfo1mance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be obse1ved and performed which said deposit shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant and in the event of any breach or non-observance or non-perfo1mance by the Tenant of any of the agreements stipulations or conditions herein contained the Landlord shall be entitled to terminate this Agreement in which event the said deposit may, without prejudice to any other 1ight or remedy of the Landlord hereunder, be forfeited to the Landlord as and for liquidated damages. Notwithstanding the foregoing the Landlord may in any such event at its option elect not to tenninate this Agreement but to deduct from the said deposit the amount of any rent management fees rates government rent and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-obse1vance or non-performance by the Tenant of any of the said agreements stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the said deposit in accordance herewith during the cunency of this Agreement the Tenant shall fo1thwith on demand by the Landlord make a further deposit or deposits equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the said premises and to determine this Agreement as hereinbefore provided.

7.4	Repayment of deposit

Subject as aforesaid the said deposit shall be refunded to the Tenant by the Landlord without interest within thirty (30) days after the expiration or sooner determination of this Agreement and delivery of vacant possession of the said premises to the Landlord OR within thirty (30) days of the settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent, management fees, rates, government rent and other charges and for damages for any breach non-observance and non-perfonnance of any of the agreements stipulations terms and conditions herein contained and on the pai1 of the Tenant to be observed or performed whichever shall be the later.

7.5	Payment of deposit

(i)	To secure the due payment of the said rent and the due perfom1ance and observance of the Tenant’s conditions hereunder, upon the signing of this Agreement the sum of 90,117.00 being the deposit (“the previous deposit”) held by the Landlord under and pursuant to the Tenancy Agreement dated the 30th day of October 2021 made between the Landlord and the Tenant in respect of the said premises for a term of Two (2) expiring on the 15th day of November 2023 (“the previous Tenancy Agreement”) shall be transfened and carried over to this Agreement as the Deposit as stated in the Part 7 of the FIRST SCHEDULE hereto Subject to prior forfeiture in accordance with Clause 6.2 hereof the deposit shall, after the expiration of the said term hereby granted or the earlier determination thereof under Clause 6.1 and provided that the said rent and the management charges (if any) hereby reserved shall have been duly paid, the Tenant’s conditions shall have been duly performed and observed by the Tenant and the Tenant shall have duly delivered to the Landlord vacant possession of the said premises in compliance with Clause 2.29 hereof, be returned to the Tenant without any interest within the period of 30 days from the date of expiration or earlier determination of the term hereby granted, or the settlement of the last outstanding by the Landlord against the Tenant whichever is later.

(ii)	In the event that the Tenant shall (either before of after the date hereof) have breached any of the terms and conditions contained in the previous Tenancy Agreement which on the part of the Tenant is to be observed and performed up to and inclusive of the date of the expiration.of the contractual te1m or sooner determination of the previous Tenancy Agreement, then the Landlord shall be entitled to deduct from the Deposit such amount as may be required towards remedying the same insofar as it may be possible (without prejudice to any other rights or remedies available to the Landlord for breach of the previous Tenancy Agreement) and in such circumstances and as a condition precedent to the commencement of this Agreement the Tenant shall forthwith on demand by the Landlord pay a further sum of the amount so deducted and failure by the Tenant so to do shall entitle the Landlord to forfeit the tenancy hereby created or maintained and to re enter upon the said premises and to determine this Agreement (and/or the previous Tenancy Agreement (as approp1iate)) without prejudice to any other right which the Landlord may have against the Tenant and the balance of the Deposit (if any) shall be absolutely forfeited as and for liquidated damages (and not a penalty).

8	Interpretation And Miscellaneous

8.1	Name of building

The Landlord reserves the right to name the said building with any such name(s) or style(s) as it in its sole discretion may dete1mine and at any time and from time to time to change, alter, substitute or abandon any such name(s) or style(s) Provided that the Landlord shall give the Tenant and the Postal and other relevant governmental authorities not less than one (1) month’s notice of its intention so to do.

8.2	Alterations to building

The Landlord reserves the right from time to time to improve extend add to or reduce the said building or in any manner whatsoever alter or deal with the said building (other than the said premises) including but not limited to increasing or reducing the number of units on each floor of the said building to such numbers as the Landlord may in its absolute discretion think fit and the creation, alteration and extinguishment of any right of way to and from or along the said premises, the layout of any units on each floor of the said building and any other right of way, corridors and common areas in the said building and the Landlord shall not be liable for and the Tenant shall have no claim whatsoever against the Landlord in any event for any loss, damages or compensation whatsoever resulting directly or indirectly from the Landlord exercising such right Provided that the building works carried out hereunder shall cause as little disturbance to the Tenant’s enjoyment of the said premises as possible.

8.3	Normal business hours

The normal business hours for the said premises are such as set out in the Part 9 of the FIRST SCHEDULE (hereinafter referred to as “the said no1mal business hours”) of the year except Sundays and Public Holidays) Provided always that the said nom1al business hours may be altered from time to time by the Landlord at its discretion.

8.4	Functions & display

Notwithstanding anything herein contained or implied to the contrary the Landlord may pem1it any person or organization to hold any functions or exhibition or display any merchandise in any part or parts of the common areas at such times and upon such terms and conditions as the Landlord may in its absolute discretion think fit.

8.5	Public address system

Notwithstanding anything herein contained or implied to the contrary the Landlord may provide and install a public address system throughout the common areas of the said building and may play relay or broadcast or permit any other person to play relay or broadcast recorded music or public announcement thereon.

8.6	Condoning not a waiver

No condoning, excusing or overlooking by the Landlord of any default, breach, non-observance or non-perfo1mance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord’s right hereunder in respect of any continuing or subsequent default, breach, non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be infe1Ted from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the pai1icular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

8.7	Letting notices & entry

During the three (3) months immediately before the expiration or sooner determination of the said term the Tenant shall permit all persons having written authority to enter and view the said premises and every part thereof at all reasonable times Provided Further that the Landlord shall be at liberty to affix and maintain without interference upon any external part of the said premises a notice stating that the said premises are to be let and such other information in connection therewith as the Landlord shall reasonably require during the said period of three (3) months.

8.8	Service of notice

Any notice required to be served on the Tenant shall be sufficiently served if delivered to or despatched by registered post or left at the said premises or at the last known address of the Tenant. A notice sent by registered post shall be deemed to be given at the time and date of posting.

8.9	Handover Condition

The said premises are let to the Tenant on “as is” condition. The Tenant hereby declares that he has inspected and is fully satisfied with and accepts in all respects the existing state, condition, finishes and repair of the said premises. The Tenant further agrees to take over the said premises in such state and condition as is to be delivered by the Landlord and shall raise no objection whatsoever in relation thereto. The Landlord shall not be required to do any work or repair to such state and condition of the said premises.

8.10	Landlord’s fixtures and fittings

There is included in this letting the use of the Landlord’s fixtures and fittings in the said premises as set out in the SECOND SCHEDULE. The list of the Landlord’s fixtures and fittings in the SECOND SCHEDULE is not exhaustive and shall be deemed to include such other fixtures and fittings as the Landlord may install or provide from time to time.

8.11	Payment by Tenant

All moneys payable to the Landlord by the Tenant under any provision of this Agreement shall be paid to the Landlord or its authorised agent as may be appointed by the Landlord from time to time.

8.12	Gender

In this Agreement if the context permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender shall include the other of them.

8.13	Headings & indexes

The headings and indexes are intended for guidance only and do not fonn a part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

8.14	Stamp duty & costs

Each party hereto shall bear and pay its own legal costs and disbursements of and incidental to the preparation approval and completion of this Agreement. The stamp duty payable on this Agreement and its counterpart and the registration fee (if any) shall be borne and paid by the Landlord and the Tenant in equal shares.

8.15	No fine

The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of the tenancy hereby created.

8.16	No warranties

This Agreement sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the said building or the said premises.

8.17	Special conditions

The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions, if any, set out in the Part 10 of the FIRST SCHEDULE.

8.18	Contracts (Rights of Third Parties) Ordinance

Notwithstanding that a term of this Agreement purports to confer fl benefit on any person who is not a party to this Agreement, a person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Ordinance (Cap.623) to enforce or enjoy the benefit of any provision of this Agreement.

AS WITNESS whereof the hands of the pa1ties hereto the day and year first above written.

FIRST SCHEDULE

Particulars and Special Conditions

Part 1

The Landlord

ACTIVE VIEW LIMITED (Business Registration No. 31717486) whose registered office is situate at Office No. 2303, Saxon Tower, 7 Cheung Shun Street, Lai Chi Kok, Kowloon as the leasing agent on behalf of ULTIMATE TREASURE LIMITED (Business Registration No. 61957240) whose registered office is situate at Office No. 2303, Saxon Tower, 7 Cheung Shun Street, Lai Chi Kok, Kowloon.

Part 2

The Tenant

D&J INDUSTRIES (HONG KONG) COMPANY LIMITED (Business Registration Certificate No. 52781420) whose registered office is situate at Flat 2304, 23/F., Saxon Tower, 7 Cheung Shun Street, Lai Chi Kok, Kowloon.

Part 3

The said premises

ALL THAT Office No. 4 on 23rd Floor, Saxon Tower, 7 Cheung Shun Street, Lai Chi Kok, Kowloon (“the said building”) erected on All That piece or parcel of ground registered in the Land Registry as New Kowloon Inland Lot No. 5564 RP (“the Land”) as for the purpose of identification only shown on the plans(s) hereto annexed and thereon coloured Pink.

Part 4

The said term

Two (2) years fixed lease commencing on the 16th day of November 2023 and expiring on the 15th day of November 2025 (both days inclusive).

Part 5

The said rent

Hong Kong Dollars Twenty Five Thousand One Hundred Ten Only (HK$25,l 10.00) per month (exclusive of management fee, rates and government rent).

Part 6

The said management fees

Hong Kong Dollars Four Thousand Nine Hundred Twenty Nine Only (HK$4,929.00) per month subject to revision.

Part 7

The said deposit

Hong Kong Dollars Ninety Thousand One Hundred Seventeen Only (HK$90,117.00).

Part 8

The said user

Restricted to commercial purpose and for no other purpose whatsoever.

Part 9

The said normal business hours

Between the hours of 8:30 a.m. and 8:00 p.m. from Mondays through Fridays (both days inclusive). Between the hours of 8:30 a.m. and 2:00 p.m. on Saturdays.

Part 10

Special Condition

I.	The Agency Relationship between Active View Limited and Ultimate Treasure Limited

The Tenant is well aware that Active View Limited is the disclosed leasing agent of Ultimate Treasure Limited in entering into this Tenancy Agreement with the Tenant. For the avoidance of doubts, Active View Limited will not be liable for the disputes (if any) between Ultimate Treasure Limited and the Tenant for all matters relating to this Tenancy Agreement.

SECOND SCHEDULE

Landlord’s Fixtures and Fittings

(a)	Single lift glass door
(b)	Central air-conditioning system with air outlets and air returns with fan-coil units
(c)	Mineral board false ceiling
(d)	Light panels with fluorescent tube
(e)	Automatic fire sprinkler system with sprinkler heads at suspended ceiling level
(f)	A/C Sockets
(g)	Main fuse box
(h)	Carpet

SIGNED BY	)
PORTIA CHOW	)
DIRECTOR	)
)
)
for and on behalf of Active View Limited [as the]	)
leasing agent of Ultimate Treasure Limited]	)
in the presence of:-)
)

SIGNED BY	)
THNG YUK CHING PATSY	)
)
ID:E715825(8))
)
its director(s)/authorized person(s))
for and on behalf of the Tenant	)
in the presence of:-)
)

Received on or before the day and year first above	)
written of and from the Tenant the sum	)
of HONG KONG DOLLARS NINETY THOUSAND	)
ONE HUNDRED SEVENTEEN ONLY	)
being the deposit payable herein	)HK$90,117.00
)

Landlod

SAXON TOWER

7 Cheung Shun Street, Kowloon

1
2
3
5
6
7
OFFICE
A/C ROOM
METER ROOM
CORRIDOR
CORRIDOR
LIFT LOBBY
P6
TD
UP 23R
DN/23R
PD
ST-1
4
DIS. LAV.
M. LAV.
F. LAV.
P5
P4
TEL. RM.\ LT. EQUIPMENT
B.C.
VENT. DUCT
LIFT LOBBY
P1
P2
P3
8
9
DN. 23R
UP 23R
ST-2

23/F PLAN

For identification purposes only and not to scale. (V.2006_09_06)

此圖只供參考用途，並不依照比例。

Dated the 14th              day of November           2023

ACTIVE VIEW LIMITED

and

D&J INDUSTRIES (HONG KONG) COMPANY LIMITED

****************************************************

TENANCY AGREEMENT

****************************************************

Premises	ALL THAT Office No. 4 on 23rd Floor
of Saxon Tower, 7 Cheung Shun Street,
Lai Chi Kok, Kowloon
erected on NKIL 5564 RP

Term	Two (2) years
Rent	HK$25,l 10.00
Mgt. Fee	HK$4,929.00
Deposit	HK$90,117.00

ST: TA-2304 (TERM 2)